UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2016

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Union Boulevard, Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, Rare Element Resources Ltd. (the “Company”) entered into an Amendment to Severance Compensation Agreement (each, an “Amendment”) with each of Randall J. Scott, the Company’s President and Chief Executive Officer, Paul H. Zink, the Company’s Senior Vice President and Chief Financial Officer, and George Byers, the Company’s Vice President of Government and Community Relations (each, an “Officer”).  Each Amendment amends the Officer’s existing Severance Compensation Agreement with the Company.  The Company believes that the Amendments are fair and appropriate (i) to conserve the Company’s cash holdings as it seeks to raise additional capital and find strategic partners and (ii) to ensure the Officers’ continued employment, attention and dedication.

Pursuant to each Amendment, any potential severance compensation payable to an Officer under the Severance Compensation Agreement as a result of a “qualifying termination” (as defined below) prior to a “change in control” (as defined in the Severance Compensation Agreement with each Officer) will be reduced by the amount of salary paid to such Officer during his employment with the Company in the first three months of 2016.  This potential decrease in severance compensation would not reduce any severance compensation payable as a result of a qualifying termination on or after a change in control, or if, in the discretion of the Board of Directors, the Company achieves key objectives in the first quarter of 2016.  All other terms of Severance Compensation Agreements remain unaltered by the Amendments.

Under the Severance Compensation Agreement with each Officer, a “qualifying termination” includes a separation from service from the Company that is (i) initiated by the Company for any reason other than “cause” (which includes, among other things, conviction of a felony, theft, a material act of dishonesty or fraud, intentional or reckless conduct or gross negligence materially harmful to the Company, willful failure to follow lawful instructions of the person to which the Officer reports, or gross negligence or willful misconduct in the performance of the Officer’s assigned duties), death or disability, or (ii) initiated by the Officer for “good reason” due to certain reasons, including a material change in title or duties, a material reduction in compensation or a material geographic relocation, in each case which the Company has failed to cure.

The description of the Amendments above is merely a summary and is qualified in its entirety by reference to the Form of Amendment to Severance Compensation Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Severance Compensation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2016

RARE ELEMENT RESOURCES LTD.

/s/ Paul H. Zink

By:

Name:

Paul H. Zink

Title:

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Severance Compensation Agreement